Exhibit 5(a)

PACIFIC LIFE

PACIFIC LIFE INSURANCE COMPANY
P.O. Box 2378, Omaha, NE 68103-2378
or 1299 Farnam Street, 6th Floor, AMF, Omaha, NE 68102
www.PacificLife.com
Contract Owners: (800) 722-4448

PACIFIC DESTINATIONS
Individual Flexible Premium Deferred Variable Annuity Application

Registered Representatives, call (877) 441-2357 for assistance.

1. ANNUITANT(S) *Must be an individual. Check product guidelines for maximum issue age.*

Name *(First, Middle, Last)*	Birth Date *(mo/day/yr)*	Sex ☐ M ☐ F

Mailing Address	City, State, ZIP	SSN

Residential Address (if different than mailing address)	City, State, ZIP

Solicited at: State ______ ______

Complete this box for custodial-owned qualified contracts only. Will not be valid for any other contract types. Information put here will be used for contract and registered representative appointment purposes.

ADDITIONAL ANNUITANT *Not applicable for qualified contracts or contracts with non-natural owners.* **Check One:** ☐ *Joint* ☐ *Contingent*

Name *(First, Middle, Last)*	Birth Date *(mo/day/yr)*	Sex ☐ M ☐ F

Mailing Address	City, State, ZIP	SSN

Residential Address (if different than mailing address)	City, State, ZIP

2. OWNER(S) *If annuitant and owner are the same, do not complete this section. Check product guidelines for maximum issue age.*

Name *(First, Middle, Last)*	Birth Date *(mo/day/yr)*	Sex ☐ M ☐ F

Mailing Address	City, State, ZIP	SSN/TIN

Residential Address (if different than mailing address)	City, State, ZIP

JOINT OWNER *Not applicable for qualified contracts.*

Name *(First, Middle, Last)*	Birth Date *(mo/day/yr)*	Sex ☐ M ☐ F

Mailing Address	City, State, ZIP	SSN

Residential Address (if different than mailing address)	City, State, ZIP

3. DEATH BENEFIT COVERAGE

☐ **Stepped-Up Death Benefit** *Annuitant(s) must not be over age 75 at issue.*

If the stepped-up death benefit I have selected cannot be added to the contract due to age restrictions or state availability, I understand that the contract will be issued without the stepped-up death benefit rider.

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4. TELEPHONE/ELECTRONIC AUTHORIZATIONS

CHECK IF YES ☐ Yes

TELEPHONE/ELECTRONIC TRANSACTION AUTHORIZATION As the owner, I will receive this privilege automatically. If a contract has joint owners, each owner may individually make telephone and/or electronic requests. By checking "Yes," I am also authorizing and directing Pacific Life to act on telephone or electronic instructions from any other person(s) who can furnish proper identification. Pacific Life will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, Pacific Life and its affiliates and their directors, trustees, officers, employees, representatives, and/or agents will be held harmless for any claim, liability, loss, or cost.

ELECTRONIC INFORMATION CONSENT By providing my e-mail address, I consent to receive documents and notices applicable to my contract, including but not limited to prospectuses, prospectus supplements, annual and semi-annual reports, quarterly statements and immediate confirmations, privacy notices and other notices and documentation in electronic format when available instead of receiving paper copies of these documents by U.S. mail. I will continue to receive paper copies of annual statements if required by state or federal law. Not all contract documentation and notifications may be currently available in electronic format. I consent to receive in electronic format any documents added in the future. For jointly owned contracts, both owners are consenting to receive information electronically. I confirm that I have ready access to a computer with Internet access, an active e-mail account to receive this information electronically, and the ability to read and retain it.

I understand that:

- There is no charge for electronic delivery, although my Internet provider may charge for Internet access.
- I must provide a current e-mail address and notify Pacific Life promptly when my e-mail address changes.
- I must update any e-mail filters that may prevent me from receiving e-mail notifications from Pacific Life.
- I may request a paper copy of the information at any time for no charge, even though I consented to electronic delivery, or if I decide to revoke my consent.
- For jointly owned contracts, both owners are consenting that the primary owner will receive information electronically. (Only the primary owner will receive e-mail notices.)
- Electronic delivery will be cancelled if e-mails are returned undeliverable.
- This consent will remain in effect until I revoke it.

Pacific Life is not required to deliver this information electronically and may discontinue electronic delivery in whole or in part at any time. Please call (800) 722-4448 if you would like to revoke your consent, wish to receive a paper copy of the information above, or need to update your e-mail address.

FOR EVEN FASTER DELIVERY

E-mail address: ______________________

5. HOUSEHOLDING

By signing this application you consent to Pacific Life mailing one copy of contract owner documents to multiple contract owners who share the same household address. Such documents will include the prospectus, supplements, announcements, and annual and semiannual reports, but will not include contract-specific information such as transaction confirmations and statements. This service, known as "householding," reduces expenses, environmental waste, and the volume of mail you receive. If you do not wish to participate in this service and prefer to receive your own contract owner documents, please check the box below.

☐ I elect **NOT** to participate in householding.

6. BENEFICIARIES

If a beneficiary classification is not indicated, the class for that beneficiary will be primary. Multiple beneficiaries will share the death benefit equally, unless otherwise specified. For contracts owned by a non-individual custodian (including IRAs, 457, and qualified plans) or other non-natural owners, the beneficiary must be the owner listed on the application. Use Section 14, Special Requests, to provide additional beneficiary information.

Name *(First, Middle, Last)*	Birth Date *(mo/day/yr)*		Relationship	SSN/TIN	Percentage
		☐ *Primary* ☐ *Contingent*			%
		☐ *Primary* ☐ *Contingent*			%

7. CONTRACT TYPE *Select ONE.*

☐ Non-Qualified[1,2]	☐ SIMPLE IRA[4]	☐ Roth IRA	☐ 401(a)[6]	☐ 457(b) – gov't. entity[6]	☐ Keogh/HR10[6]
☐ IRA[3]	☐ SEP-IRA	☐ TSA/403(b)[5]	☐ 401(k)[6]	☐ 457(b) – 501(c) tax-exempt[6]	☐ Individual(k)[7]

[1] *For trust-owned contracts, complete Trustee Certification and Disclosure form.* [2] *For non-qualified contracts, if owner is a non-natural person or corporation, complete the Non-Natural or Corporate-Owned Disclosure Statement.* [3] *For individual-owned or trust-owned Inherited IRA contracts, complete appropriate Inherited IRA Certification form.* [4] *Complete SIMPLE IRA Employer Information.* [5] *Complete TSA Certification.* [6] *Complete Qualified Plan and 457(b) Plan Disclosure.* [7] *Complete Individual(k) Qualified Plan Disclosure.*

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8. INITIAL PURCHASE PAYMENT *Make check payable to Pacific Life Insurance Company.*

8A. NON-QUALIFIED CONTRACT PAYMENT TYPE
Indicate type of initial payment.

☐ 1035 exchange(s)/estimated total exchange ..... $ ____________

☐ Amount enclosed .... $ ____________

8B. QUALIFIED CONTRACT PAYMENT TYPE
Indicate type of initial payment. If no year is indicated, contribution defaults to current tax year.

☐ Transfer $ ____________

☐ Rollover $ ____________

☐ Contribution $ ____________ for tax year ________

8C. LETTER OF INTENT FOR REDUCED SALES CHARGE (Available at contract issue only.)

Additional Purchase Payments in the aggregate amount of $ ____________

By specifying an amount above, I elect to qualify for an immediate reduction in the sales charge percentage applied to my initial purchase payment. It is my intention to submit additional purchase payments over a period ending 13 months from the issue date of the contract. I understand that if I do not meet or exceed the amount indicated above in the 13 month period, *that at the end of the 13th month, I will be subject to recalculation of the sales charge and proportionate deduction from all investment options, to account for the reduction in actual purchase payments received.*

9. REPLACEMENT

9A. EXISTING INSURANCE

CHECK ONE ☐ Yes ☐ No Do you have any existing life insurance or annuity contracts with this or any other company? *(Default is "Yes" if neither box is checked.)*

9B. REPLACEMENT

CHECK ONE ☐ Yes ☐ No Will the purchase of this annuity result in the replacement, termination or change in value of any existing life insurance or annuity in this or any other company? If "Yes," provide the information below for each policy or contract being replaced and attach any required state replacement and/or 1035 exchange/transfer forms.

Insurance Company Name	Contract Number	Policy or Contract Type Being Replaced
		☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity
		☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity

10. OPTIONAL RIDER ***Subject to state availability.*** *To qualify for Automatic Income Builder rider benefits, the entire contract value must stay invested in allowable allocation options Pacific Life makes available for the rider. Note: The optional rider is not available with Inherited IRA and Inherited TSA business.*

10A. ☐ **Automatic Income Builder** *Annuitant(s) must not be over age 85 at issue.*

If a rider selected in this section cannot be added to the contract due to age and/or other rider restrictions or state availability, the contract will be issued without the rider.

11. DOLLAR COST AVERAGING *If elected, 100% of your initial investment will be allocated to the DCA Plus term unless you indicate a different percentage below.* ***If you select a Custom Model in Section 13 and are using DCA Plus, you must allocate 100% of your investment to the DCA Plus term.*** *If you select an Asset Allocation Model, Asset Allocation Strategies, or Individual Investments and a percentage less than 100% is indicated, the remainder of the purchase payment will be allocated pro rata to the allocations selected. To indicate a source account other than DCA Plus, use Section 14, Special Requests, or the Transfers and Allocations form. Note: Only DCA Plus may be used with Custom Models.*

DCA Plus Term (Select one)

☐ 6 months ☐ 12 months

__________% of initial investment. Default will be 100% if not indicated or if a Custom Model is selected in Section 13.

12. REBALANCING *If elected, choose one rebalancing frequency. If you select a Custom Model in Section 13 with an optional rider in Section 10, rebalancing will be quarterly.*

☐ Quarterly† ☐ Semiannually ☐ Annually

†Required with a Custom Model selected in Section 13.

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13. ALLOCATION OPTIONS *Use this section to allocate 100% of your investment. Use whole percentages only. IMPORTANT: To be eligible for an optional rider in Section 10, you must select* ***ONE*** *of the following options:*

I. **Asset Allocation Models:** *Select one model. 100% of your investment will be allocated to the model selected.* ***Note: Portfolio Optimization Model E and the All Equity Edward Jones Sample Portfolio are not available allocation options for use with optional riders in Section 10.***

II. **Asset Allocation Strategies:** *Indicate the percentage of your investment for each Asset Allocation Strategy. Allocations may be among these strategies and must total 100%.*

III. **Custom Models:** *Indicate no more than 15% in any individual investment. In addition, you must allocate at least 25% into each of Categories A, B, and C. Categories A, B, C, and D must total 100%. Category D is optional provided the previous requirements are met. You may allocate up to 25% into an individual investment in Category D. Custom Models will be rebalanced quarterly to the allocations selected.*

If you want to select individual investments and are not choosing an optional rider in Section 10, you may indicate any combination of investments in Option III. Allocations must total 100%.

OPTION I: ASSET ALLOCATION MODELS *Select Only One:*

Models			
	Portfolio Optimization Models		Edward Jones Sample Portfolios
	☐ *Model A* ☐ *Model C* ☐ *Model E*		☐ *Balanced Growth and Income* ☐ *Growth Focus*
	☐ *Model B* ☐ *Model D*		☐ *Balanced Towards Growth* ☐ *All Equity*

OPTION II: ASSET ALLOCATION STRATEGIES

100% allocation to one or a combination of these strategies is approved for selection of an optional rider in Section 10.

Asset Allocation Strategies							
	PLFA	*Pacific Dynamix-Conservative Growth Portfolio*	____%	*Capital Research*	*American Funds® Asset Allocation*	____%	
	PLFA	*Pacific Dynamix-Moderate Growth Portfolio*	____%	*Franklin Templeton*	*VIP Founding Funds*	____%	
	PLFA	*Pacific Dynamix-Growth Portfolio*	____%	*GE Asset Management*	*GE Investments Total Return Fund*	____%	
	AllianceBernstein	*VPS Balanced Wealth Strategy*	____%	*Invesco Aim*	*AIM V.I. PowerShares ETF Allocation Fund*	____%	
	BlackRock	*Global Allocation V.I. Fund*	____%	*Van Kampen*	*LIT Global Tactical Asset Allocation Portfolio*	____%	____% **Total**

OPTION III Select one: ☐ **CUSTOM MODEL** ☐ **INDIVIDUAL INVESTMENTS**

Custom Models: For Custom Models only, Categories A, B, and C indicate no more than 15% in any individual investment. In addition, you must allocate at least 25% into each of Categories A, B, and C. Categories A, B, C, and D must total 100%. Category D is optional provided the previous requirements are met. You may allocate up to 25% into an individual investment in Category D.

Individual Investments: If you want to select individual investments and are not choosing an optional rider in Section 10, you may indicate any combination of investments. Allocations must total 100%.

Category A Fixed-Income Portfolios	*Goldman Sachs*	*Short Duration Bond*	____%	*PIMCO*	*Managed Bond*	____%	
	PAM	*Money Market*	____%	*PIMCO*	*Inflation Managed*	____%	
	PAM	*High Yield Bond*	____%	*Western Asset Management*	*Diversified Bond*	____%	____% **Total**
Category B Domestic Equity Portfolios	*Alger*	*Small-Cap Growth*	____%	*Janus*	*Growth LT*	____%	
	BlackRock	*Equity Index*	____%	*Janus*	*Focused 30*	____%	
	BlackRock	*Small-Cap Index*	____%	*Lazard*	*Mid-Cap Equity*	____%	
	BlackRock	*Mid-Cap Value*	____%	*NFJ*	*Small-Cap Value*	____%	
	Capital Guardian	*Diversified Research*	____%	*Oppenheimer*	*Main Street® Core*	____%	
	Capital Research	*American Funds® Growth-Income*	____%	*UBS*	*Large-Cap Growth*	____%	
	Capital Research	*American Funds® Growth*	____%	*Van Kampen*	*Comstock*	____%	
	ClearBridge	*Large-Cap Value*	____%	*Van Kampen*	*Mid-Cap Growth*	____%	
				Vaughan Nelson	*Small-Cap Equity*	____%	____% **Total**
Category C International Equity and Sector Portfolios	*AllianceBernstein*	*International Value*	____%	*Oppenheimer*	*Emerging Markets*	____%	
	Batterymarch	*International Small-Cap*	____%	*Van Kampen*	*Real Estate*	____%	
	MFS	*International Large-Cap*	____%				____% **Total**
Category D Asset Allocation Strategies	*PLFA*	*Pacific Dynamix-Conservative Growth Portfolio*	____%	*Capital Research*	*American Funds® Asset Allocation*	____%	
	PLFA	*Pacific Dynamix-Moderate Growth Portfolio*	____%	*Franklin Templeton*	*VIP Founding Funds*	____%	
	PLFA	*Pacific Dynamix-Growth Portfolio*	____%	*GE Asset Management*	*GE Investments Total Return Fund*	____%	
	AllianceBernstein	*VPS Balanced Wealth Strategy*	____%	*Invesco Aim*	*AIM V.I. PowerShares ETF Allocation Fund*	____%	
	BlackRock	*Global Allocation V.I. Fund*	____%	*Van Kampen*	*LIT Global Tactical Asset Allocation Portfolio*	____%	____% **Total**

CATEGORIES A–D MUST TOTAL 100%. ____% **Total**

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14. SPECIAL REQUESTS If additional space is needed, attach a letter signed and dated by the owner(s). 15. FRAUD NOTICE Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. 3ICC09:25-1170 Page 5 of 6 01/10 *33002-09A5*

16. STATEMENT OF OWNER(S) I understand that federal law requires all financial institutions to obtain the name, residential address, date of birth, Social Security or taxpayer identification number, and any other information necessary to sufficiently verify the identity of each customer. I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions, or annuity contract termination. I, the owner(s), understand that I have applied for a variable annuity contract (“contract”) issued by Pacific Life Insurance Company (“company”). I received prospectuses for this variable annuity contract. After reviewing my financial background with my registered representative, I believe this contract, including the benefits of its insurance features, will meet my financial objectives based in part upon my age, income, net worth, and tax status, and any existing investments, annuities, or other insurance products I own. If applicable, I considered the appropriateness of full or partial replacement of any existing life insurance or annuity. I also considered my liquidity needs, risk tolerance, and investment time horizon when selecting variable investment options. I understand the terms and conditions related to any optional rider applied for and believe that the rider(s) meet(s) my insurable needs and financial objectives. I have discussed all fees and charges for this contract with my registered representative, including sales charges. If I have elected to submit a Letter of Intent, I certify that I have read and understand the description of the optional election of providing a Letter of Intent for subsequent purchase payments, including the benefits and risks, in the prospectus. I understand that I can qualify for a reduction in the sales charge percentage applied to the premiums submitted for this contract and have determined with the assistance of my registered representative that I have additional funds to make subsequent purchase payments within the first 13 months of this contract in the amount indicated in Section 8C of this application. I understand that if I do not meet or exceed the amount indicated in the 13 month period that I will be subject to recalculation and adjustment of the sales charge amount to adjust for the reduction in actual purchase payments received. I understand that if I cancel a contract issued as a result of this application without penalty during the Right to Cancel initial review period, depending upon the state where my contract is issued, it is possible the amount refunded may be less than the initial amount I invested due to the investment experience of my selected investment options. If I am an active duty member of the United States Armed Forces (including active duty military reserve personnel), I confirm that this application was not solicited and/or signed on a military base or installation, and I have received from the registered representative the disclosure required by Section 10 of the Military Personnel Financial Services Protection Act. I certify, under penalties of perjury, that I am a U.S. person (including a U.S. resident alien) and that the taxpayer identification number is correct. All answers to questions and statements made on this application are to the best of my knowledge and belief. I UNDERSTAND THAT BENEFITS AND VALUES PROVIDED UNDER THE CONTRACT MAY BE ON A VARIABLE BASIS. AMOUNTS DIRECTED INTO ONE OR MORE VARIABLE INVESTMENT OPTIONS WILL REFLECT THE INVESTMENT EXPERIENCE OF THOSE INVESTMENT OPTIONS. THESE AMOUNTS MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. Owner’s Signature Date (mo/day/yr) Signed at: City State SIGN HERE DATE CITY STATE Joint Owner’s Signature (if applicable) Date (mo/day/yr) SIGN HERE DATE 17. REGISTERED REPRESENTATIVE’S STATEMENT 17A. Do you have any reason to believe that the applicant has any existing life insurance policies or annuity contracts? (Default is “Yes” if neither CHECK ONE 3 Yes 3 No box is checked.) 17B. Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) surrendered, withdrawn from, loaned CHECK ONE 3 Yes 3 No against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the contract applied for will be issued? If “Yes,” I affirm that I have instructed the applicant to answer “Yes” to the replacement question in Section 9B of this application. I hereby certify that I have used only Pacific Life’s approved sales material in connection with this sale and that copies of all sales materials used were left with the applicant. Any insurer-approved electronically presented sales materials will be provided in printed form to the applicant no later than at the time of the policy or contract delivery. I further certify that I have discussed the appropriateness of replacement and followed Pacific Life’s written replacement guidelines. I have explained to the owner(s) how the annuity will meet their insurable needs and financial objectives. I certify that I have reviewed this application and have determined that its proposed purchase is suitable as required under law, based in part on information provided by the owner, as applicable, including age, income, net worth, and tax status, and any existing investments and insurance program. I further certify that I have also considered the owner’s liquidity needs, risk tolerance, and investment time horizon; that I followed my broker/dealer’s suitability guidelines in both the recommendation of this annuity and the choice of investment options; and that this application is subject to review for suitability by my broker/dealer. I further certify that I have truly and accurately recorded on the application the information provided to me by the applicant. If the applicant is an active duty member of the United States Armed Forces (including active duty military reserve personnel), I certify that this application was not solicited and/or signed on a military base or installation, and I provided to the applicant the disclosure required by Section 10 of the Military Personnel Financial Services Protection Act. Soliciting Registered Representative’s Signature Print Registered Representative’s Full Name SIGN HERE Registered Representative’s Telephone Number Registered Representative’s E-Mail Address Broker/Dealer’s Name Brokerage Account Number (optional) Send completed application as follows: APPLICATION WITH PAYMENT: APPLICATION WITHOUT PAYMENT: Regular Mail Delivery: P.O. Box 2290, Omaha, NE 68103-2290 Regular Mail Delivery: P.O. Box 2378, Omaha, NE 68103-2378 Express Mail Delivery: 1299 Farnam Street, 6th Floor, AMF, Omaha, NE 68102 Express Mail Delivery: 1299 Farnam Street, 6th Floor, AMF, Omaha, NE 68102 3ICC09:25-1170 Page 6 of 6 01/10 *33002-09A6*

APPLICATION INSTRUCTIONS
Pacific Destinations
Variable Annuity
Section	Use these instructions when completing the Pacific Destinations application.

Pacific Life has policies to maintain physical, electronic, and procedural safeguards to protect the confidentiality of your personal information. Access to personal information is available only to those people who need to know in order to service your business. For additional information regarding Pacific Destinations, consult the prospectus.
1. & 2.	Annuitant(s)/Owner(s): Check product guidelines for maximum issue age. When setting up annuity contracts, there are many combinations of owner and annuitant registrations that may result in different death benefit consequences. For example, the death of an owner/annuitant may have different consequences than the death of a non-owner annuitant. For qualified contracts, there cannot be joint owners and/or joint annuitants. Spousal signatures may be required for certain actions in qualified contracts. This contract is not intended for use in group unallocated plans. For 401(a) pension/profit sharing, 401(k), and 457 plans, name plan as owner, and participant as sole annuitant. For 403(b) plans, name participant as both sole owner and sole annuitant. For IRAs (except Inherited IRAs), owner and annuitant should be the IRA owner. Consult a tax advisor to properly structure annuity contracts and effect transfers. Complete the “Solicited at: State” box for custodial-owned contracts only.
3.	Death Benefit Coverage: Death benefit coverage must be chosen at time of issue. If the stepped-up death benefit you have selected cannot be added to the contract due to age restrictions or state availability, the contract will be issued without the stepped-up death benefit rider.
4.	Telephone/Electronic Transaction Authorization (Optional): By checking this box, you authorize Pacific Life to receive certain instructions by telephone or electronically from your designee. This instruction is valid until you instruct us otherwise. Telephone/Electronic contract changes will be subject to the conditions of the contract, the administrative requirements of Pacific Life, and the provisions set forth in the contract’s prospectus.

Electronic Information Consent (Optional): Complete this section to receive statements, prospectuses, and other information electronically from our Web site. This instruction is valid until you instruct us otherwise.
5.	Householding: Check the box if you do not want to participate in Pacific Life’s householding service.
6.	Beneficiaries: Indicate the person(s) or entity(ies) to be designated as beneficiary(ies). If no beneficiary(ies) is/are indicated, the provisions of the contract will govern as to the payment of any death benefit proceeds. If you would like to designate contingent beneficiaries or provide detailed beneficiary instructions, complete the Special Beneficiary Designation Request form.
7.	Contract Type: Check the type of annuity contract to be issued. Complete appropriate form indicated. If initial IRA payment represents both a rollover and a contribution, indicate amounts for each.
8.	Initial Purchase Payment: Indicate the amount of the initial purchase payment in U.S. dollars. Minimum initial purchase payment is $5,000 for non-qualified contracts and $2,000 for qualified contracts. Transfer indicates a trustee-to-trustee or custodian-to-custodian transfer only. If you are submitting a Letter of Intent to qualify for a reduced sales charge, please indicate the amount of additional purchase payments in aggregate.
9.	Replacement: Indicate if this is a replacement or not by checking the appropriate box. If yes, provide the additional information and attach a Transfer/Exchange form and any required state replacement form(s).
10.	Optional Riders: Riders are subject to state availability. You must invest in an allowable asset allocation option to add a rider to your contract. If any rider you have selected within this section cannot be added to the contract due to age restrictions or state availability, the contract will be issued without the rider.
11.	Dollar Cost Averaging: If choosing the DCA Plus Fixed Option, indicate a 6- or 12-month guarantee term. 100% of your initial investment will be allocated to the DCA Plus term unless you elect a percentage. If you select a Custom Model in Section 13 and are using DCA Plus, you must allocate 100% of your investment to the DCA Plus term. You must use a DCA Plus Fixed Option if using DCA with Custom Models. If you select Portfolio Optimization, Asset Allocation Strategies or Individual Investments and a percentage less than 100% is indicated, the remainder of the purchase payment will be allocated pro rata to the allocations selected. If a percentage less than 100% is indicated, the remainder of the initial purchase payment will be allocated pro rata to the target allocations in Section 13. Only one guarantee term may be in effect at any given time.

12.	Rebalancing: Indicate your rebalancing preference. Custom Models will be rebalanced quarterly.
13.	Allocation Options: Use this section to allocate 100% of your investment unless using DCA. To be eligible for an optional rider in Section 10, you must select one of the allowable allocation options.

14.	Special Requests: This section also can be used for special registrations and additional beneficiary information.

15.	Fraud Notice: Review this section carefully.

16.	Statement of Owner(s): Read this section carefully. The application must be signed and dated by the owner. In cases of joint ownership, both owners must sign. City and state where the application is signed must also be indicated.

17.	Registered Representative’s Statement: Registered representative must fully complete and sign this section. Registered representative must assure that responses in Section 9 and 17 are consistent.
Important: Help avoid a returned application by confirming your application has the following minimum information:

• Annuitant and owner information — Sections 1 & 2	• City and state where application is signed — Section 16
• Contract type is correct — Section 7	• Date application is signed — Section 16
• Replacement question — Section 9	• Registered representative’s signature —Section 17
Dest Instr (01/10)

APPLICATION INSTRUCTIONS
Pacific Destinations
Variable Annuity
PORTFOLIO OPTIMIZATION
By signing the application, you certify that:
(a)	You have discussed this product and/or service with your financial professional and/or tax advisor and believe the selections meet your insurable needs, financial objectives, and risk tolerance.

(b)	You have received and read the applicable prospectus describing Portfolio Optimization and the optional riders, including the benefits and risks.

(c)	You are directing that your initial purchase payment be allocated based on the Portfolio Optimization model that you selected. You also direct that subsequent purchase payments, if allowed by your contract, be allocated according to the model, as it may be modified from time to time, unless you instruct otherwise in writing in a form acceptable to Pacific Life.

(d)	You may utilize investment tools made available by Pacific Life Fund Advisors for selecting a Portfolio Optimization model, but you understand that it is your decision, in consultation with your financial professional, to select a model. Pacific Life Fund Advisors bears no responsibility for this decision.

(e)	You understand that participation in Portfolio Optimization is no guarantee against market loss.

(f)	You understand that Portfolio Optimization models will be analyzed from time to time and as a result, investment options may be added to or deleted from a model, and/or the weightings of the investment options may change. These investment options may be different from those currently available (including investment options not currently available). You have read the prospectus and understand that your model may be automatically updated. You grant Pacific Life Fund Advisors limited discretionary investment authority to periodically make changes in the Portfolio Optimization investment options and to allocate and reallocate your contract value in accordance with the Portfolio Optimization model you have selected, since the Portfolio Optimization model will be updated from time to time. Pacific Life Fund Advisors can only transfer such discretionary authority (for example, the ability to periodically change model allocations) to another party with your consent, although Pacific Life Fund Advisors may assume consent if it provides advance notice and you do not object. (For purposes of the preceding sentence, “transfer” means “assign” as interpreted under the Investment Advisers Act of 1940.)

(g)	You will receive transaction confirmations of the annual automatic updates, if applicable.

(h)	You will notify your financial professional if your financial situation or risk profile changes to determine if you need to change to a different Portfolio Optimization model. In addition, you should periodically review, in consultation with your financial professional, your financial situation and risk profile to determine if you need to change Portfolio Optimization models.

(i)	You understand that you may withdraw from Portfolio Optimization at any time and that if you have purchased a rider, the rider may terminate unless you invest in another allowable allocation option.

(j)	You understand that Portfolio Optimization may be terminated at any time. Pacific Life and Pacific Life Fund Advisors have no contractual obligation to continue the program.
Dest Instr (01/10)